EXHIBIT 10E



                               PURCHASE AGREEMENT




            THIS PURCHASE AGREEMENT is made and entered into between JACQUES MILLER INCOME FUND II SPECIAL ASSET PARTNERSHIP (LaPlaza) L.P., (hereinafter referred to as "Seller") and WILLIAM T. GACIOCH and MICHAEL T. GACIOCH, residents of the State of New York, as agents for a Florida limited liability company to be formed (hereinafter referred to as "Purchaser").

                              W I T N E S S E T H:


            1. Seller shall sell and the Purchaser shall buy real property situated at 497 Spanish Trace Drive, Altamonte Springs, Florida, commonly known as "LaPlaza" described as set forth on Schedule "A" attached hereto and made a part hereof, together with any personal property (tangible and intangible), but excluding computer software (but not hardware), and all leases associated with said real property, all of which property is hereinafter known as the "Property".
            2. The Purchase Price for the Property shall be Three Million Two Hundred Thousand and No/100 Dollars ($3,200,000.00). The Purchase Price shall be paid as follows:
                  a. Within two (2) business days from the date Purchaser receives two (2) fully executed copies of this Agreement, Purchaser shall deposit the sum of Twenty Five Thousand and No/100 Dollars ($25,000.00) (hereinafter the "Deposit") with Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., which law firm shall act as "Escrow Agent" with respect to the Deposit.
                  b. By the payment of the Additional Deposit (as hereinafter defined) as provided in paragraph 4(d) below.
                  c. By assuming the two mortgages now held by Marine-Midland Bank, N.A., as Trustee, as mortgagee which now encumber the property and which now have together an approximate principal balance of $2,070,000.00.
                  d. At Closing, the Purchaser shall deliver by cashier's check or other good funds, the balance of the Purchase Price, subject only to prorations and adjustments as required by this Agreement, and the said balance shall be payable in full at closing to the Escrow Agent for the purposes of disbursement on behalf of the Seller in accordance with the closing procedures as herein set forth.
            3. The Closing shall take place on or before the close of business on the thirtieth (30th) day following the last day of the Inspection Period, as may be extended in accordance with the terms of this Agreement (the "Closing Date") at the offices of the Escrow Agent at a time mutually acceptable to Seller and Purchaser.
            4. Purchaser's obligation to close the purchase of the Property is contingent upon the following:
                  a. Purchaser shall have forty-five (45) days from the Execution Date (the "Inspection Period") to:
                        i)  Obtain the consent and commitment of   the current
mortgagee of the Property on terms acceptable to Purchaser to allow Purchaser to assume the mortgages which currently encumber the Property.
                        ii) Obtain a commitment for financing for the acquisition of the Property in an amount and on terms consistent with the current mortgages and acceptable to Purchaser.
                        iii) Conduct a physical inspection of the Property, which inspection shall include, but not be limited to, the examination of the interior and exterior of all buildings, roofs, HVAC systems and all mechanical systems, as well as any of the grounds surrounding such buildings.

                        iv) Inspect the following, which Seller, at its sole cost and expense, shall within five (5) calendar days of the date Seller signs this Agreement, make available for inspection to Purchaser:
                              (1) copies of all tenants leases;
                              (2) copies of any service agreements effecting the Property;
                              (3) annual year-end operating statements for the Property for the years 1992, 1993, and 1994, and the most recent year-to-date operating statement for 1995, setting forth income and expenses for the Property;
                              (4) all plans, drawings, specifications and
      blueprints in any way relating to the structures and improvements located on the Property which Seller has in its possession;
                              (5)  a copy of any and all warranties and
      guarantees affecting or relating to the Property which Seller has in its possession;
                              (6)  a current rent roll showing any and all
      tenants, unit numbers, occupancy dates, lease expiration dates, rentals and security deposits;
                              (7) an inventory of all personal property located on or used in conjunction with the Property;
                              (8) any and all environmental studies pertaining to the Property in Seller's possession;
                              (9) evidence of zoning pertaining to the Property, to the extent Seller has such evidence in its possession;
                              (10) copies of all ad valorem tax bills, personal property tax bills and special assessments or other related expenses affecting the Property for the calendar years 1993, 1994 and 1995 (if available); and
                              (11) a copy of the Inspection of Existing Property dated May 29, 1992, prepared by Newbanks, Inc., together with access to copies of any and all similar reports obtained by the Seller with respect to the Property.
                        v) At its sole risk, cost and expense, obtain a Phase I environmental study of the Property.
                        vi) At its sole cost and expense, obtain an appraisal of the Property.
            Seller agrees to allow access to the Property upon not less than forty eight (48) hours prior notice for the purpose of conducting the appraisal
and studies referred to above.    Purchaser's activities at the Property shall
be conducted at Purchaser's risk and expense in a manner intended to minimize disruption of Seller's operation of the Property. Purchaser shall indemnify and hold Seller harmless from and against damages resulting from Purchaser's inspection activities.
            Purchaser agrees that it will use diligent, good faith efforts to qualify for assumption of the mortgages and financing, each in a manner consistent with the terms of the mortgages, and will promptly provide to the holder and/or servicer of those mortgages such information and documentation as may be reasonably requested by either in connection with these matters.
                  b. Purchaser may obtain a Termite Inspection Report, dated after the Execution Date, and Seller shall take all steps necessary to eliminate any infestation discovered and to correct and repair any damage caused by such infestation, provided that Seller's cost and expense to effect the correction or repairs does not exceed Twenty-five Thousand and No/100 Dollars ($25,000.00).
                  c. If Purchaser is not satisfied with the Property or its operation for any reason, in Purchaser's sole and exclusive discretion, or if Purchaser does not obtain a commitment for financing satisfactory to Purchaser in all respects, either with or without cause, or if Purchaser does not obtain the consent and commitment of the current mortgagee on terms acceptable to Purchaser to allow the Purchaser to assume the mortgages which currently encumber the Property, then Purchaser shall be entitled to either waive any such matters and consummate this transaction with no concession from Seller or terminate this Agreement without liability upon written notification to Seller within and up to 5:00 p.m. on the last day of the Inspection Period, and in such event the Deposit shall be returned to Purchaser.
                  d. In the event the Purchaser approves of the physical condition of the Property and the items set forth hereinabove, the Purchaser shall provide written notification to Seller and the Escrow Agent of such approval prior to 5:00 p.m. on the last day of the Inspection Period and concurrent with such notification the Purchaser shall deposit with the Escrow Agent an additional Twenty Five Thousand and No/100 Dollars ($25,000.00) (the "Additional Deposit"). The Additional Deposit shall be applied to the Purchase Price at Closing.
                  e. If Purchaser is satisfied with the property and its operation, but the holder and/or servicer of the current mortgages has not yet provided Purchaser and Seller with appropriate consent or advice regarding Purchaser's assumption of the mortgages and encumbering the Property with secondary financing, then the Purchaser shall "sign off" on the items listed in paragraphs 4.a. (iii) through (vi) above, and the Inspection Period shall be extended for an additional period not to exceed forty-five (45) days in order that the conditions set forth in paragraphs 4.a. (i) and (ii) may be satisfied.
            5. Between the date hereof and the Closing Date, Seller shall in every way operate the Property in accord with its usual method of operations and shall incur such expenses and make such improvements as would normally be incurred in the normal course of business for the Property. At the Closing, Seller shall deliver the Property with each apartment unit in the same condition as that which existed on the date of Purchaser's first inspection of the Property, following execution of this Agreement by Seller, normal wear and tear excepted. Purchaser shall have the right to inspect the Property within forty-eight (48) hours of the Closing Date.
            6. Purchaser shall obtain from the Escrow Agent, at Seller's expense, a commitment by a title company acceptable to Purchaser for title insurance to be issued to Purchaser in the amount of the Purchase Price evidencing the agreement of the title company to issue a title policy to Purchaser in standard form without special or additional endorsements except as provided herein. The commitment shall insure Purchaser good and marketable title in fee simple, free and clear of all liens and encumbrances, with access to a publicly dedicated and accepted highway or street, and the policy shall be subject only to those matters acceptable to Purchaser, in Purchaser's sole discretion. Any mechanic's or materialman's exceptions, survey exceptions, other parties in possession other than as tenants under unrecorded leases exception must be deleted from the commitment and in this regard, Seller, at its own cost and expense, shall furnish the title company with an affidavit in standard form and an AITA survey, properly certified to the title company. The title commitment and survey shall be delivered to Purchaser not later than thirty (30) days after the Execution Date. If a title insurance commitment as set forth above cannot be obtained by Purchaser, Purchaser will notify Seller of any deficiencies within ten (10) days after preparation and receipt of the commitment and survey, but Seller shall not be required to cure such deficiencies. If Seller is unwilling or not able to cure said deficiencies within sixty (60) days of such notice, all deposits paid by Purchaser shall, at the option of the Purchaser, be returned to Purchaser upon demand and all rights and liabilities arising hereunder shall terminate or, at its option, Purchaser may close the transaction in the same manner as if no deficiency had been found. Escrow Agent shall issue such title insurance commitment at the minimum promulgated rate under Florida law, with maximum reissue credit.
            7.  The following prorations and adjustments shall be made at
Closing:
                  a. Taxes shall be prorated based on the current year's tax with due allowance made for maximum allowable discount. If closing occurs at a date when the current year's millage is not fixed but current year's assessment is available, taxes will be prorated based upon such assessment and the prior year's millage. If current year's assessment is not available, then the taxes will be prorated on the prior year's tax, provided, however, if there are improvements on the property by January 1st of the year of closing, which improvements were not in existence on January 1st of the prior year, then taxes shall be prorated based upon the prior year's millage and at an equitable assessment to be agreed upon between the parties, failing which, request will be made to the County Property Appraiser for an informal assessment. However, any tax proration based on an estimate may at the request of either party to the transaction be subsequently readjusted upon receipt of tax bill on condition that a statement to that effect is set forth in the closing statement.
                  b. Certified, confirmed and ratified special assessment liens as of the Closing Date are to be paid by Seller. Pending liens as of the Closing Date shall be assumed by Purchaser, provided however, that where the improvement has been substantially completed as of the effective date, such pending lien shall be considered as certified, confirmed or ratified and Seller shall at Closing be charged an amount equal to the last estimate by the public body of the assessment for the improvement.
                  c. All rents shall be prorated. The amount prorated shall be the gross amount of rent and other charges to tenants, together with any other items of income of the Property, which are actually collected. Seller shall collect such rent for the month of Closing through the Closing Date, and the Purchaser shall collect the rent thereafter. Any rent received by the Purchaser after Closing from a tenant who has not paid all rent due through the month of Closing shall first be applied to any rent owed by the tenant to the Purchaser for any period after the month of Closing, and any balance shall be paid to the Seller. Buyer shall attempt to collect any rents delinquent as of the Closing through its normal billing and collection procedures. To the extent legal fees and other expenses are incurred in such collection, said fees and expenses shall be charged against any rent collected for Seller. Purchaser shall remit to the Seller at the beginning of each month any rents received by the Purchaser which are to be paid to the Seller hereunder, less any fees and charges described herein. Purchaser shall receive a credit for any prepaid rents collected by Seller for any period other than the month of Closing.
                  d. Seller shall transfer all security deposits to Purchaser by credit upon the closing statement.
                  e. All escrows established pursuant to the current mortgages (including, without limitation, the Escrow Funds, the Capital Improvements Accounts, and the Reserve Accounts, all as defined in the current mortgages) which are within the control of Seller, shall be retained by Seller, and Purchaser shall reestablish those accounts as may be required by the holder or
servicer of the current mortgages.   To the extent that any of such accounts are
within the control of the holder or servicer of the current mortgages, then Purchaser shall purchase those accounts from Seller, on a dollar for dollar basis as of the closing date.
            8. Seller and Purchaser agree and acknowledge that all real and personal property sold hereunder is sold in "as is" condition, subject only to the representations and warranties contained herein and in the deed, bill of sale and assignment of leases to be provided at Closing.
            9. a. In addition to the foregoing, Seller represents and warrants that after the conclusion of the Inspection Period Seller shall not cause any change in the personnel employed in relation to the Property without Purchaser's consent and shall not cause any change in its historical practices with regard to its conduct and operation of the Property.
                b. Purchaser's obligation to acquire the Property pursuant to this Agreement is conditioned upon the following: between the conclusion of the Inspection Period and closing, there shall have been no change, excluding reasonable wear and tear, as to the condition of the property; at closing there shall be no pending or threatened litigation which affects title to the Property; at closing there shall be no governmental impositions, assessments (except assessments which are imposed on an annual installment basis) or taxes that remain unpaid; and at closing there shall be no governmental action which does or may affect the occupancy of the Property. For purposes of this paragraph, the inspection period shall not include any extension of time pursuant to paragraph 4.e.
            10. The Seller further represents to Purchaser that it has received no notice from any governmental authority, insurance inspectors, engineers or contractors concerning the Property or calling its attention to the need for any work or repairs; that it has received no notice of any existing or pending building, water, sewer, septic tank or similar moratoriums which would affect the use of the Property; that to Seller's knowledge the Property has access to paved state, county or municipal roads; that it has no knowledge of any environmental hazards which exist on or about the Property or of any conditions which exist which do or may cause a violation of any environmental laws or of any environmental hazards stored upon the Property, except as may otherwise be disclosed in the Phase I environmental site assessment prepared by Law Environmental, Inc. under project No. 57-2550.03; that there is no litigation pending or threatened against Seller or the Property and Seller does not know or have reasonable grounds to know of any basis for such action; that Seller has no knowledge and has received no written notice of violation of any applicable federal, state or local laws pertaining to environmental matters, building codes or other uses of the Property; that to Sellers actual knowledge the use of the Property as apartments will not violate any use laws, zoning laws, Comprehensive Plans, deed restrictions, declarations, agreements or covenants; that there are no unpaid bills for work performed on the Property which have been incurred within ninety (90) days from the date of Closing; that Seller has received no written notice that the Property is not properly zoned for apartments and is not, within the Comprehensive Plan of the city and county in which it is located, properly able to be used as apartments; that each of the vacant apartments at the Property is in rentable and habitable condition and suitable for occupancy; that except as shown on Exhibit B, there are no outstanding contracts, leases (other than tenant leases) or other agreements relating to the Property which would exist beyond the date of closing of this transaction; that the Seller has full power, authority and legal right to enter into this Agreement, and that the party executing this Agreement on behalf of the Seller has full power and authority to bind the Seller; that any and all documentation or other materials provided by Seller to Purchaser are true and correct in all material respects, and represent full and complete copies of the same; that the copies of the leases provided to the Purchaser during the Inspection Period constitute all of the leases of the Property, correctly state the names of each tenant thereunder, the amount of all monthly rentals and security deposits, the amount of all delinquencies, prepayments and offsets, and the commencement and termination dates and renewal options of such leases; that to Seller's best knowledge all of the leases are in full force and effect, have not been modified or amended (except as stated therein); that except as shown on the leases or the rent roll, no tenant is entitled to rental concessions, abatements or offsets; that to Seller's best knowledge, Seller is not in default under any of the leases, and is not aware of any state of facts which, with notice or passage of time would constitute a default under any of the leases; that no action or proceeding instituted by any tenant is presently pending against the Seller for the Property; and that the foregoing representations and warranties, together with any other representations and warranties set forth in this Agreement shall be true and correct on the Closing Date, and shall survive the delivery and recording of the deed of the property for a period of nine (9) months and shall not be deemed merged therein.
            11. All tenant leases shall be assigned by Seller to Purchaser and to the extent any units do not have written leases the Seller shall provide Purchaser with the name and address of the occupants, their security deposit amount paid, if any, their rental conditions and other terms and conditions of their lease.
            12. In the event the Purchaser wrongfully refuses to close, Seller and Purchaser agree that Purchaser's damages would be difficult or impossible to ascertain, and therefore, Seller's sole and exclusive remedy shall be to receive the Deposit from the Escrow Agent as full, agreed upon liquidated damages. Seller and Purchaser agree that the amount of the Deposit represents full, fair and valuable consideration to the Seller in the event the Purchaser wrongfully refuses to close, and is not in the nature of a forfeiture or penalty. In the event Seller is in default herein, Purchaser may, at its option, and as it's sole and exclusive remedy either (1) terminate this Agreement by written notice to Seller and in so doing receive an immediate refund of the Deposit and the Additional Deposit if the latter has been deposited with the Escrow Agent, or
(2) elect to commence an action against Seller in a court of competent jurisdiction seeking specific performance of this Agreement.
            13. The parties agree and acknowledge that except as otherwise disclosed herein no broker brought about the sale of the Property and, by this Agreement, Purchaser and Seller hereby indemnify and hold each other harmless from any and all claims asserted by any brokerage companies claiming to have had dealings with the parties in connection with this sale. Seller will pay a commission to Insignia Mortgage & Investment Company.
            14. In connection with any litigation including appellate proceedings arising out of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs.
            15. Time is of the essence of this Agreement. Any reference herein to time periods of less than six (6) days shall, in the computation thereof, exclude Saturdays, Sundays and legal holidays, and any time provided for herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 P.M. of the next full business day.
            16. Seller shall furnish the deed, bill of sale, mechanic's lien affidavit, assignment of leases and any corrective instruments that may be required in connection with perfecting the title, all of which shall be satisfactory to Purchaser. Seller shall furnish the closing statement.
            17. Seller shall pay the cost of any state documentary stamps which are required to be affixed to the instrument of conveyance. The cost of recording any corrective instruments which Seller is obligated by this Agreement to have recorded shall be paid by the Seller. The cost of recording the deed shall be paid by the Purchaser. Seller and Purchaser shall split equally the costs and fees payable (or reimbursable) to the holder of the current mortgages incurred in obtaining approvals set forth in paragraphs 4.a. (i) and (ii), provided that neither shall be required to spend in excess of $5,000.00.
            18. The deed shall be recorded upon clearance of funds and evidence of title continued at Purchaser's expense to show title in Purchaser without any encumbrances or change which would render Seller's title unmarketable from the date of the last evidence and the cash proceeds of sale shall be distributed at Closing.
            19. Any escrow agent receiving funds is authorized and agrees by acceptance thereof to promptly deposit and to hold same in escrow and to disburse same subject to clearance thereof in accordance with terms and conditions of this Agreement. Failure of clearance of funds shall not excuse performance by the Purchaser. In the event of doubt as to his duties or liabilities under the provisions of this Agreement, the Escrow Agent may in his sole discretion, continue to hold the monies which are the subject of this escrow until the parties mutually agree to the disbursement thereof, or until a judgment of a court of competent jurisdiction shall determine the rights of the parties thereto, or he may deposit all the monies then held pursuant to this Agreement with the Clerk of the Circuit Court of the County having jurisdiction of the dispute, and upon notifying all parties concerned of such action, all liability on the part of the escrow agent shall fully terminate, except to the extent of accounting for any monies theretofore delivered out of escrow. In the event of any suit between Purchaser and Seller wherein Escrow Agent interpleads the subject matter of this escrow, the Escrow Agent shall be entitled to recover a reasonable attorney's fee and costs incurred, said fees and costs to be charged and assessed as court costs in favor of the prevailing party. All parties agree that the Escrow Agent shall not be liable to any party or person whomsoever for misdelivery to Purchaser or Seller of monies subject to this escrow, unless such misdelivery shall be due to willful breach of this Agreement or gross negligence on the part of the Escrow Agent. Seller acknowledges and agrees that Escrow Agent may represent Purchaser in connection with this transaction. In the event of any dispute arising in connection with this Agreement, the Escrow Agent shall be allowed to represent the Purchaser in connection therewith.
            20. This Agreement shall bind and inure to the benefit of the parties hereto and their successors in interest. Whenever the context permits, singular shall include plural and one gender shall include all.
            21. Seller shall convey title to the Property by special warranty deed subject only to matters contained herein and those otherwise accepted by Purchaser. Personal property (tangible and intangible) shall, at the request of Purchaser, be conveyed by an absolute bill of sale with warranty of title, free and clear of all liens and encumbrances except as permitted hereunder. All leases and security deposits shall be assigned to Purchaser by an assignment of leases.
            22. No prior or present agreements or representations shall be binding upon any of the parties hereto unless incorporated in this Agreement.
No modification or change in this Agreement shall be valid or binding upon the parties unless in writing, executed by the parties to be bound thereby.
            23. Seller shall arrange to have utility meters read on the day prior to the Closing Date and Seller shall pay all utility charges up to the Closing Date.
            24. All notices hereunder shall be in writing and shall be deemed to have been duly given on the date telecopied, or delivered to a courier for standard overnight delivery, or mailed, registered or certified mail, return receipt requested, addressed to Seller or Purchaser at the following addresses:

      Seller:             Jacques=Miller Income Fund II Special
                              Asset Partnership (LaPlaza, L.P.)
                          102 Woodmont Boulevard
                          Suite 400
                          Nashville, TN 37205

                          ATTN:  C. David Griffin and
                                 Steve B. Bartlett

            cc:           John M. Baird, Esq.
                          White & Reasor
                          3305 West End Avenue
                          Nashville, TN  37203

      Purchaser:          William T. Gacioch and/or Michael T. Gacioch
                          c/o National Property Management
                          Associates, Inc.
                          4221 North Buffalo Street
                          Orchard Park, NY  14127


      Escrow Agent:       Carlton, Fields, Ward, Emmanuel,
                              Smith & Cutler, P.A.
                          Attention:  Alton L. Lightsey
                          P. O. Box 1171
                          Orlando, Florida  32802


            25. Seller acknowledges that Purchaser is or may be acquiring the Property in connection with a tax free exchange of certain other property owned by the Purchaser pursuant to 1031 of the Internal Revenue Code. Seller agrees to cooperate with the Purchaser to the extent reasonably possible in effectuating this tax free exchange, provided that such cooperation does not result in any additional expense to Seller and Seller is not required to take title to any other property.
            26.  This Agreement shall survive closing of this transaction.
            27. This Agreement shall be executed in three counterparts. When executed by Purchaser, this Agreement shall constitute an offer and shall not be binding upon Purchaser unless and until Seller has executed two counterparts and returned them to Purchaser on or before March 16, 1995. Upon such receipt by the Purchaser the Purchaser shall have two (2) business days within which to provide one (1) fully executed copy of the Agreement to the Escrow Agent together with the Deposit. The Execution Date of this Agreement shall be the date upon which the last of Purchaser or Seller shall have executed this Agreement.
            28. In the event that, prior to Closing, any portion of the Property is damaged by casualty loss, or taken by condemnation or other governmental taking and the estimated cost to repair the damage or of restoring the Property following the taking exceeds Fifty Thousand and No/100 Dollars ($50,000.00), then Purchaser shall have the right, at Purchaser's option, to either terminate this Agreement upon written notice thereof to Seller within ten
(10) days of Purchaser's notice of such casualty loss or condemnation, or Purchaser may elect to proceed to close the transaction in accordance with the terms of this Agreement, and receive an assignment from Seller of any and all insurance proceeds or condemnation awards payable to Seller in connection with such casualty loss or condemnation.

            29. Purchaser shall have the right to assign this Agreement, provided that such Assignment does not hinder or impede the process of obtaining lender consent from the holder or servicer of the mortgages and assignee assumes all of Purchaser's obligations hereunder in writing. Purchaser shall in no case be released from Purchaser's obligations hereunder. Seller acknowledges that Purchaser is acting as agent for a Florida limited liability company to be formed and that said company will take title to the Property at Closing.
            IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year indicated below.

SELLER:                       JACQUES-MILLER INCOME FUND II SPECIAL
                                ASSET PARTNERSHIP (LaPlaza) L.P.
                              BY:  JACQUES-MILLER, INC., GENERAL PARTNER

Dated: March 13, 1995   By:   /s/C. David Griffin
                              C. David Griffin, President

PURCHASER:


Dated: March 8, 1995          /s/William T. Gacioch
                              William T. Gacioch


Dated: March 8, 1995          /s/Michael T. Gacioch
                              Michael T. Gacioch




                                   EXHIBIT "A"

                                Legal Description


That part of the East 1/2 of the NW 1/4 of Section 23, Township 21 South, Range 29 East, Seminole County, Florida, described as follows: From the NW corner of the East 1/2 of the NW 1/4 of said Section 23, run N. 89 42' 12" E. along the North line of said NW 1/4 a distance of 25.00 feet to the East right-of-way line of Wymore Road, thence S. 00 08' 12" W. along said East right-of-way line
352.71 feet for a Point of Beginning, thence N. 89  42' 12" E. 260.00 feet,
thence N. 44  42' 44" E. 63.63 feet, thence N. 89   42' 12' E. 101.06 feet to
the West right-of-way line of State Road No. 400 (Interstate Route 4), thence S. 00 04' 09" E. along said West right-of-way line 1065.00 feet, thence S. 89 42' 12" W. 258.04 feet, thence N. 00 04' 09" W. parallel to the aforementioned West right-of-way line of State Road No. 400 a distance of 420 feet, thence S. 89
42' 12" W. 150.00 feet to the aforementioned East right-of-way line of Wymore Road, thence N. 00 08' 12" E. along said East right-of-way line of Wymore Road
600.02 feet to the Point of Beginning.